AMENDMENT AGREEMENT No.1 TO JOINT VENTURE AGREEMENT

THIS AMENDING AGREEMENT No. 1 (this "Agreement") dated as of May 9, 2007 is among BUFFALO RIVER DENE DEVELOPMENT CORPORATION ("BRDDC") and ACCESS-ENERGY INC. (“Access Energy”).

WITNESSETH

WHEREAS, BRDCC and Access Energy (collectively the "Parties") are parties to a Joint Venture Agreement dated November 30, 2006 (the "JV Agreement");

WHEREAS, as a result of, among other things, the Parties wish to amend the JV Agreement in order to properly reflect their current agreement with respect to the matters addressed herein; and

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1, Definitions. Capitalized terms used herein (including in the recitals above) without definition and which are defined in the JV Agreement are used herein with the respective meanings given such terms in the JV Agreement;

Section 3.2, Obliqations. The Parties agree that the following amendment shall become effective automatically and without any further action by any Party:

The text of Section 3.2 is deleted in its entirety and is replaced with the following text:

"It is acknowledged by BRDDC and Access that this Agreement is binding on both Parties. This Agreement is not to be interpreted as an Impact Benefit Agreement (IBA). Furthermore, it is acknowledged by Access that this Agreement is not a waiver or a release by BRDN of any third party asserting an interest in the subject matter of this Agreement to abridge or replace any legal requirement, duty, convention or practice of the Federal, Provincial or any municipal government to consult with BRDN as required under:

1. practice;

2. convention;

3. the common law;

4. duty to consult;

5. honourable dealing;

6. the constitutional laws of BRDN and the constitutional laws of Canada;

7. statutory law and regulations and requirements including land claims, specific claims or TLE settlement agreements;

8. regulatory requirements including the regulatory duty to consult; and

9. any other understanding, practice or law."

Section 14, Exclusivity. The Parties agree that Section 14 entitled "Exclusivity" shall be added to the JV Agreement and shall become effective automatically and without any further action by any Party.

The text of Section 14 will read as follows:

"Without limiting anything herein, including s.2.1, each of the Parties agrees that it will not, during the term of this Agreement, enter into any agreement or negotiations relating to the financing, development, construction, operation or management of any like project which may be competitive with the A10 Project."

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

ACCESS ENERGY INC.

By: /s/ Paul Parisotto

Name: Paul Parisotto
Title: President

BUFFALO RIVER DENE DEVELOPMENT CORPORATION

By: /s/ Louie R. Chanalquay

Name: Louie Chanalquay
Title: President